SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934

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                           Date of Report: Dec 8, 2004

                           Limelight Media Group, Inc.
               (Exact Name of Registrant as Specified in Charter)

               Nevada                             0-09358                          88-0441338
    ----------------------------               ------------                    -------------------
    (State or other jurisdiction                (Commission                       (IRS Employer
         of incorporation)                     File Number)                    Identification No.)
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 8000 Centerview Parkway, Suite 115, Memphis, TN                     38018
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    (Address of principal executive offices)                      (Zip code)

Registrant's telephone number, including area code: (901) 757-0195
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Item 7.01.  Regulation FD Disclosure

Item 1:

         On Feb 17, 2004, Limelight Media Group, Inc entered into a Standby
Equity Line Agreement with Cornell Capital Partners, LP (SEDA) whereby Cornell
Capital agreed to provide funding of $12 million. Subject to the agreements, Limelight Media agreed to file a registration statement covering the underlying common stock to be issued according to the agreements. Limelight Media filed the requisite registration statement. The SEC approved the registration and declared the registration statement effective August 16, 2004. Pursuant to the SEDA, Limelight Media had the right but not the obligation to sell to Cornell Capital, $170,000 worth of company common stock every seven business days. Cornell
Capital was obligated to purchase the stock.

Subsequent, to the effective date of the registration statement, Cornell Capital contacted Limelight Media and agreed to advance $500,000 under a promissory note arrangement. Under the Promissory Note, Limelight agreed to escrow requests for advances As required by the Promissory Note, Limelight Media had to submit to Butler Gonzalez LLP, the escrow agent for the transaction and counsel for Cornell Capital, a total of sixteen million seven hundred twenty nine thousand, six hundred sixty four (16,729,664) shares which would drawn against to pay for the Promissory Note. Under the agreement, Cornell would have the right to require Butler Gonzales to release escrowed shares every seven days beginning on Sept 13, 2004 under four advance draw requests. On August 30, 2004, all documents relating to the transaction were completed. On August 30, 2004, upon directions from Butler Gonzales, LLP, the transfer agent for Limelight Media transferred to Butler Gonzales, LLP a total of 16,729,664 shares of Limelight Media Common Stock. On August 31, 2004, disbursement documents were executed between all parties. Despite execution of all documents and delivery of the shares into escrow, Cornell Capital did not fund the executed agreement.

Butler Gonzalez, LLP received the shares from Limelight Media's transfer agent and placed them into escrow. The escrow account was established with Alpine Securities, a firm which was not approved by Limelight Media Group. Further, Butler Gonzalez, LLP did not return the shares to the company upon Cornell Capital refusal to fund the executed agreement. As a condition of the Promissory Note, Cornell Capital further agreed to convert only $50,000 per month against an outstanding convertible debenture to avoid undue market pressure from selling the stock in the market. On August 27, Sept 13, Sept 17, Oct 1 and Oct 27, Cornell Capital has converted a total of $200,000 worth of stock against the convertible debenture. The results of the actions of Cornell Capital have severely depressed the market valuation of Limelight Media Group, Inc.

Additionally, on or about Sept 27, 2004, Cornell Capital removed 1,530,612 shares from the escrow account as partial payment against a demand note executed between Limelight Media and Cornell Capital. On or about Oct 5, 2004, Cornell Capital removed 2,466,443 shares from the escrow account at a price of 2.9 cents in full settlement of the outstanding demand note. On Oct 22, 2004, Cornell Capital did provide an advance to Limelight Media Group a sum of $60,000 which amounted to a disbursement of 3,389,830 shares of common stock which Cornell Capital removed from the escrow account at a price of 1.7 cents per share. The number of shares issued far exceeds the number of shares that would have been issued under the Promissory Note Agreement. At the time of the execution of the Promissory Note the common stock of Limelight Media Group was publicly trading in the 8 cent to 10 cent range.

Beginning on Nov 8, 2004, Limelight Media Group, Inc has issued several demands to Cornell Capital Partners and Butler Gonzales, LLP demanding the return of the remaining 9,342,778 shares held in escrow. As of this date, Cornell Capital Partners and Butler Gonzales have ignored the demands and not responded to the letters. Limelight Media represents that Cornell Capital Partners is in breach of its contracts and severely damaged the business of Limelight Media Group, Inc by refusing to fund the company pursuant to executed agreements. Limelight Media Group, Inc is currently evaluating legal actions against Cornell Capital Partners including the return of escrowed shares and the resulted financial damages to the company and shareholders.

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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           LIMELIGHT MEDIA GROUP, INC.

Date: Dec 6, 2004

                                           By: /s/ David V. Lott
                                               ---------------------------
                                           Name: David V. Lott
                                           Its: Director


                                           By: /s/ Phil Worack
                                               ---------------------------
                                           Name: Phil Worack
                                           Its: Director